As filed with the Securities and Exchange Commission on December 29, 2023.
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MeridianLink, Inc.
(Exact name of registrant as specified in its charter)

Delaware	82-4844620
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
3560 Hyland Avenue, Suite 200
Costa Mesa, CA 92626
(714) 708-6950
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kayla Dailey
General Counsel
MeridianLink, Inc.
3560 Hyland Avenue, Suite 200
Costa Mesa, CA 92626
(717) 462-1662
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Bradley C. Weber
Joseph C. Theis, Jr.
Natalie T. Martirossian
Goodwin Procter LLP
601 Marshall Street
Redwood City, CA 94063
(650) 752-3100

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Neither we nor the selling stockholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED DECEMBER 29, 2023
PROSPECTUS
MeridianLink, Inc.
$500,000,000
of
Common Stock
Preferred Stock
Warrants
Debt Securities
Units
Offered by the Company
and
Up to 57,252,193 Shares of Common Stock
Offered by Selling Stockholders

By this prospectus, MeridianLink, Inc., or the Company, may offer and sell from time to time, in one or more offerings, up to $500,000,000 in the aggregate of our common stock, par value $0.001 per share, or our Common Stock, preferred stock, warrants, debt securities and/or units consisting of some or all of these securities, in any combination, together or separately, in one or more offerings, in amounts, at prices and on the terms determined at the time of the offering. The warrants may be convertible into or exercisable or exchangeable for Common Stock or preferred stock, the preferred stock may be convertible into or exchangeable for Common Stock and the debt securities may be convertible into or exchangeable for Common Stock or preferred stock.
We may sell these securities on a continuous or delayed basis, directly, through agents, dealers or to or through underwriters as designated from time to time, or through a combination of these methods. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth their names and any applicable commissions or discounts. This prospectus describes some of the general terms that may apply to these securities. Each time securities are sold, the specific terms and amounts of the securities being offered, and any other information relating to the specific offering will be set forth in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. See the section titled “Plan of Distribution” in this prospectus and in the corresponding section in the applicable prospectus supplement for additional information on how we may conduct sales of our Common Stock, preferred stock, debt securities, warrants and/or units. No securities may be sold by the Company without delivery of a prospectus supplement describing the method and terms of the offering of those securities.
This prospectus also covers the resale by the selling stockholders identified in this prospectus of up to an aggregate of 57,252,193 shares of our Common Stock from time to time in amounts, at prices, and on terms that will be determined at the time of any such offering. The selling stockholders may offer and sell such shares directly, through agents, or to or through underwriters. These sales may be effected in transactions, which may involve crosses or block transactions. The shares of Common Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. The timing, manner and amount of any such sales is within the sole discretion of the selling stockholders, subject to certain restrictions.  See the section titled “Plan of Distribution” in the prospectus for more information about how the selling stockholders may sell or otherwise dispose of such shares of our Common Stock. A prospectus supplement, if needed, will describe the specific manner in which the selling stockholders will offer and sell these securities and also may add, update or change information contained or incorporated by reference in this prospectus. The names of any underwriters and the specific terms of a plan of distribution, if needed, will be stated in the prospectus supplement. Our registration of these shares of Common Stock does not mean that the selling stockholders will offer or sell any shares of our Common Stock. We will not receive any proceeds from the sale or other disposition of the Common Stock by the selling stockholders.
All expenses of registration incurred in connection with this offering are being borne by us.
You should carefully read this prospectus, any prospectus supplement and any free writing prospectus, as well as any documents incorporated in any of the foregoing by reference, before you invest in our securities. This prospectus may not be used to consummate a sale of our securities by the Company unless accompanied by a prospectus supplement. The prospectus supplement or any related free writing prospectus may also add to, update, supplement or clarify information contained in this prospectus.
Our Common Stock is traded on The New York Stock Exchange, or the NYSE, under the symbol “MLNK.” On December 27, 2023, the last reported sale price of our Common Stock on the NYSE was $25.55 per share.
We are an “emerging growth company” under the federal securities laws and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and for future filings. See “Prospectus Summary—Emerging Growth Company.”
INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES REFERENCED UNDER THE HEADING “RISK FACTORS” ON PAGE 8 OF THIS PROSPECTUS AS WELL AS THOSE CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS, OUR MOST RECENT ANNUAL REPORT ON FORM 10-K AND IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS OR THE APPLICABLE PROSPECTUS SUPPLEMENT.
We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. We urge you to read the entire prospectus, any amendments or supplements, any free writing prospectuses, and any documents incorporated by reference carefully before you make your investment decision.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is        , 2023.

We are responsible for the information contained and incorporated by reference in this prospectus, in any accompanying prospectus supplement, and in any related free writing prospectus we prepare or authorize. Neither we nor the selling stockholders have authorized anyone to give you any other information, and neither we nor the selling stockholders take responsibility for any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this documentation are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospectus may have changed since those dates.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration statement, we may offer shares of our Common Stock and preferred stock, debt securities, various series of warrants to purchase Common Stock, preferred stock, debt securities or any combination thereof, units consisting of some or all of these securities or any combination thereof, from time to time in one or more offerings up to a total dollar amount of $500,000,000. In addition, the selling stockholders may from time to time sell up to 57,252,193 shares of our Common Stock in one or more offerings.
This prospectus only provides you with a general description of the securities we and/or the selling stockholders may offer. Each time we and/or the selling stockholders offer a type or series of securities under this prospectus, we, or in the case of the selling stockholders, when needed, will provide a prospectus supplement that will contain more specific information about the specific terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. This prospectus may not be used to consummate a sale of our securities by us unless accompanied by a prospectus supplement. Each such prospectus supplement and any free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” before you invest in our securities.
Neither we nor any selling stockholder have authorized anyone to provide you with information in addition to or different from that contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus. Neither we nor the selling stockholders take responsibility for, and can provide no assurances as to the reliability of, any information not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we or a selling stockholder may authorize to be provided to you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”
Unless otherwise mentioned or unless the context requires otherwise, throughout this prospectus, any applicable prospectus supplement and any related free writing prospectus, “MeridianLink,” “we,” “us,” “our,” the “Company” or similar references refer to MeridianLink, Inc. and its subsidiaries, unless the context indicates otherwise; and the term “securities” refers collectively to our Common Stock, preferred stock, debt securities, warrants to purchase Common Stock, preferred stock, debt securities or any combination thereof, units consisting of some or all of these securities or any combination of the foregoing securities.
The term “Thoma Bravo Funds” refers to Thoma Bravo Discover Fund, L.P., Thoma Bravo Discover Fund A, L.P., Thoma Bravo Discover Fund II, L.P., Thoma Bravo Discover Fund II-A, L.P., and Thoma Bravo Discover Executive Fund II, L.P. and the term “Thoma Bravo” refers to Thoma Bravo UGP, LLC, the ultimate general partner of the Thoma Bravo Funds, and, unless the context otherwise requires, its affiliated entities, including Thoma Bravo, L.P., the management company of the Thoma Bravo Funds.
This prospectus and the documents incorporated by reference herein include our trademarks, such as MeridianLink®, which are protected under applicable intellectual property laws and are the property of MeridianLink, Inc. or its subsidiaries. This prospectus and the documents incorporated by reference herein also contain trademarks, service marks, copyrights, and trade names of other companies, which are the property of their respective owners. Solely for convenience, our trademarks and trade names referred to in this prospectus and the documents incorporated by reference herein may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, service marks or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
This prospectus is part of a registration statement that we have filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules of the SEC. We are subject to the information requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the SEC. Such annual, quarterly and current reports, proxy statements and other information are available at the website of the SEC at https://www.sec.gov. The registration statement and the documents referred to below under the heading “Incorporation of Certain Information by Reference” are also available on our Internet website, www.https://www.meridianlink.com/. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus or any accompanying prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file after the date hereof with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any future report or document that is not deemed filed under such provisions, after the date of this prospectus and prior to the termination of this offering:
•Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 9, 2023;
•The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2022, from our definitive proxy statement on Schedule 14A, filed with the SEC on April 26, 2023, or our 2023 Proxy Statement;
•Quarterly Reports on Form 10-Q filed with the SEC on May 2, 2023, August 4, 2023 and November 3, 2023;
•Current Reports on Form 8-K filed with the SEC on January 10, 2023, February 28, 2023 (Item 2.05 only), March 1, 2023 (Item 5.02 only), March 31, 2023, June 9, 2023, July 14, 2023, August 11, 2023, and August 17, 2023 (Item 5.02 only), and
•The description of our Common Stock contained in Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2022, including any amendment or report filed for the purpose of updating such description.
Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of the documents incorporated by reference into this prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by written request to MeridianLink, Inc., 3560 Hyland Avenue, Suite 200, Costa Mesa, CA 92626, Attention: Secretary, or you may call us at (714) 708-6950.
You may also access these documents free of charge on the SEC’s website at www.sec.gov or on our website at https://www.meridianlink.com/. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus or any accompanying prospectus supplement.
This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.
Neither we nor any selling stockholder have authorized anyone to provide you with information other than what is incorporated by reference or provided in this prospectus or any prospectus supplement. Neither we nor any selling stockholder are making an offer of these securities in any state where such offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. All statements other than statements of historical fact included in this prospectus, including statements regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans, and objectives of management are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under the heading “Risk Factors” and elsewhere in this prospectus, our Annual Report on Form 10-K for the year ended December 31, 2022, and our other SEC filings. These forward-looking statements are based on management’s current beliefs, based on currently available information, as to the outcome and timing of future events. You should not rely upon forward-looking statements as predictions of future events. Forward-looking statements contained in this prospectus include, but are not limited to, statements about:
•our future financial performance, including our expectations regarding our revenue, gross profit or gross margin, operating expenses, ability to generate cash flow, revenue mix, and ability to achieve and maintain future profitability;
•our ability to execute on our strategies, plans, objectives, and goals;
•our ability to compete with existing and new competitors in existing and new markets and offerings;
•our ability to develop and protect our brand;
•our ability to effectively manage privacy and information and data security;
•the concentration of our customer base in the financial institution industry, and spending by financial institutions on cloud-based technology;
•anticipated trends and growth rates in our business and in the markets in which we operate;
•our ability to maintain and expand our customer base and our partner network;
•our ability to sell our applications and expand internationally;
•our ability to comply with laws and regulations;
•our ability to anticipate market needs and successfully develop new and enhanced solutions to meet those needs;
•the impact of a continued and prolonged public health emergency such as the novel coronavirus, or COVID-19, pandemic and other global financial, economic, and political events on our industry, business, and results of operations;
•our ability to successfully identify, acquire, and integrate complementary businesses and technologies, and our expectations regarding the expected impact of such acquisitions on our business;
•our ability to hire and retain necessary qualified employees to grow our business and expand our operations;
•the execution of restructuring plans, including expected or contemplated associated timing, benefits, and costs;
•the evolution of technology affecting our applications, platform, and markets;
•economic and industry trends, including the impact of rising inflation rates on our customers and consumers generally;
•seasonal fluctuations in consumer borrowing trends and impact of changes in interest rates;
•our ability to adequately protect our intellectual property;
•our ability to service our debt obligations; and
•other risks and uncertainties, including those listed under the heading “Risk Factors.”
We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus.

The forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus to reflect events or circumstances after the date of this prospectus or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments we may make. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events, or otherwise, you are advised to consult any additional disclosures that we may make directly to you or through reports that we, in the future, may file with the SEC, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

PROSPECTUS SUMMARY
This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. This summary does not contain all of the information you should consider before investing in our securities. You should carefully read this entire prospectus and any applicable prospectus supplement, including each of the documents incorporated herein or therein by reference, before making an investment decision.
Our Company
We are a leading provider of secure, cloud-based software solutions for financial institutions, including banks, credit unions, mortgage lenders, specialty lending providers, and credit reporting agencies. Financial institutions are undergoing digital transformation as they seek to transition business models, create new revenue streams, and increase customer engagement. We support our customers’ digital transformations by helping them create a superior consumer experience with our mission-critical loan origination system, digital lending platform, data verification solutions, and data analytics. Our solutions allow our customers to meet their clients’ financial needs across the institution, which enables improved client acquisition and retention. Additionally, our solutions allow our customers to operate more efficiently by enabling automated loan decisioning and enhanced risk management.

We provide digital solutions that are designed to be highly configurable, scalable, and adaptable to the specific needs of our customers. Our multi-product platform, MeridianLink One, can be tailored to meet the needs of our customers as they digitally transform their organizations and adapt to changing business and consumer demands. Moreover, our expert consultants offer strategic guidance and customized solutions through our modular platform to help our customers more quickly reduce costs and increase revenue, efficiency, and satisfaction of their customers. We offer our software solutions using a software-as-a service, or SaaS, model under which our customers pay subscription fees for the use of our solutions and typically have multi-year contracts with an initial term of three years or more.

Corporate History and General Information
Our principal executive office is located at 3560 Hyland Avenue, Suite 200, Costa Mesa, CA 92626, and our telephone number at that address is (714) 708-6950. Our website address is www.meridianlink.com. The information on, or that can be accessed through, our website does not constitute part of this prospectus, and you should not rely on any such information in making the decision whether to purchase our Common Stock. Our Common Stock trades on the NYSE under the symbol “MLNK”.
Additional information about us is included in documents incorporated by reference in this prospectus. See “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”
Channels for Disclosure of Information
We announce material information to the public through filings with the SEC, the investor relations page on our website (www.meridianlink.com), blog posts on our website, press releases, public conference calls, webcasts, our Twitter feed (@meridianlink), our Facebook page (www.facebook.com/meridianlink/), and our LinkedIn page (www.linkedin.com/company/meridianlink). The information disclosed by the foregoing channels could be deemed to be material information. As such, we encourage investors, the media and others to follow the channels listed above and to review the information disclosed through such channels. Any updates to the list of disclosure channels through which we will announce information will be posted on the investor relations page on our website. Information contained on or accessible through our website is not incorporated by reference into this prospectus, and inclusion of our website address, Twitter feed, Facebook page, and LinkedIn page in this prospectus are inactive textual references only. We do not incorporate by reference the information contained on, or accessible through, our website or social media pages into this prospectus, and you should not consider information contained on our website or our social media pages to be part of this prospectus or in deciding whether to purchase shares of our Common Stock.
Emerging Growth Company
We are an emerging growth company, as defined under the Jumpstart Our Business Startups Act, or the JOBS Act. As an emerging growth company, we may take advantage of certain exemptions from various public reporting requirements, including not being required to have our internal control over financial reporting be audited by our independent registered public accounting firm pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, certain reduced disclosure requirements related to the disclosure of executive compensation in this prospectus and in our periodic reports and proxy statements, and exemptions from the requirement that we hold a nonbinding advisory vote on executive compensation and any golden parachute payments. We intend to take advantage of these exemptions until we are no longer an emerging growth company.
We will remain an emerging growth company until the earliest to occur of (i) the last day of the fiscal year in which we have at least $1.235 billion in annual revenues; (ii) the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; (iii) the date on which we have issued, in any three-year period, more than $1.0 billion in non-convertible debt securities; and (iv) December 31, 2026. While we are an emerging growth company, we may choose to take advantage of some but not all of these exemptions. We have taken advantage of reduced reporting requirements in this prospectus supplement. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock.
In addition, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to use this extended transition period until we are no longer an emerging growth company or until we affirmatively and irrevocably opt out of the extended transition period. Accordingly, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.
Status as a Controlled Company
As of the date of this prospectus, Thoma Bravo beneficially owns 40,463,246 shares of our Common Stock, representing approximately 51.6% of the voting power of our company, and, as such we are a “controlled company” under the Sarbanes-Oxley Act and the rules of the NYSE. As a controlled company, we may elect not to comply with certain NYSE corporate governance requirements, such as the requirements to have a majority of independent directors or to form an independent compensation committee or nominating and corporate governance committee. As of the date of this prospectus, we have nine directors, including seven non-employee, independent directors, six of whom qualify as independent for compensation committee purposes.
As of the date of this prospectus, we do not rely on any exemptions from governance requirements available to controlled companies, however, we have relied on such exemptions in the past and, for so long as we are a controlled company, may use some or all of these exemptions in the future. If at any time we cease to be a controlled company, we will take all action necessary to ensure we continue to comply with the Sarbanes-Oxley Act and rules of the NYSE, including by having a majority of independent directors and ensuring we have a compensation committee and a nominating and corporate governance committee, each composed entirely of independent directors, subject to any permitted “phase-in” period.

THE OFFERING OF COMMON STOCK BY THE SELLING STOCKHOLDERS

Common Stock offered by the selling stockholders	Up to 57,252,193 shares
Terms of the offering	The selling stockholders will determine when and how they sell the shares of Common Stock offered in this prospectus, as described in the section of this prospectus titled “Plan of Distribution.”
Use of Proceeds
We will not receive any of the proceeds from the sale of the shares of Common Stock being offered pursuant to this prospectus by the selling stockholders. See the section of this prospectus titled “Use of Proceeds.”

NYSE Symbol	MNLK
Risk Factors	You should read the section of this prospectus titled “Risk Factors” for a discussion of factors to consider carefully before deciding to invest in shares of our Common Stock.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully consider the risks described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, as well as any amendments thereto reflected in our subsequent filings filed with the SEC, together with the other information contained in this prospectus and in our filings with the SEC that we have incorporated by reference in this prospectus and in any free writing prospectus that we may authorize for use in connection with this offering, before making an investment decision. See the section of the prospectus titled “Where You Can Find Additional Information” for information about how to obtain a copy of these documents. The risks described in these documents are not the only ones we face, but those that we consider to be material. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations.  Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in the documents incorporated herein by reference or described in, or incorporated by reference into, any prospectus supplement relating to specific offerings of securities. Please also carefully read the section of this prospectus titled “Cautionary Statement Regarding Forward-Looking Statements.”

USE OF PROCEEDS
Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, we intend to use the net proceeds received by us from any sale by us of the securities described in this prospectus for general corporate purposes, which may include, but are not limited to, funding working capital, capital expenditures, research and development expenditures, operating expenses and the selective pursuit of business development opportunities, including to expand our current business through acquisitions of, or investments in, other businesses, products or technologies. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of any such net proceeds. Pending the use of the net proceeds, we may invest the proceeds in interest-bearing, investment-grade securities, certificates of deposit or government securities. When we offer and sell the securities to which this prospectus relates, the prospectus supplement related to such offering will set forth our intended use of the proceeds, if any, received from the sale of such securities.
This prospectus also covers the resale by the selling stockholders identified in this prospectus of up to an aggregate of 57,252,193 shares of our Common Stock from time to time in amounts, at prices, and on terms that will be determined at the time of any such offering. The selling stockholders will receive all of the proceeds from any sale or other disposition of shares of our Common Stock. We will not receive any proceeds from any such sales or other dispositions by any selling stockholders.
We will pay all registration and similar expenses in connection with the registration of the shares of Common Stock covered by this prospectus, but all selling expenses incurred by the selling stockholders such as commissions and discounts, if any, attributable to the sale or disposition of such shares will be borne by the selling stockholders.

SECURITIES THAT MAY BE OFFERED
We may offer shares of Common Stock, preferred stock, various series of senior or subordinated debt securities, warrants, or units consisting of combinations of the foregoing, in each case from time to time under this prospectus, together with the applicable prospectus supplement, at prices and on terms to be determined by market conditions at the time of offering. This prospectus contains summary descriptions of the securities we may offer from time to time. This prospectus provides you with a general description of the securities we may offer. At the time we offer a particular type or series of securities, we will provide an applicable prospectus supplement describing the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•designation or classification;
•aggregate principal amount or aggregate offering price;
•voting or other rights;
•rates and times of payment of interest, dividends or other payments, if any;
•liquidation preference;
•original issue discount, if any;
•maturity date, if applicable;
•ranking;
•restrictive covenants, if any;
•redemption, conversion, exercise, exchange, settlement or sinking fund terms, including prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in such prices or rates and in the securities or other property receivable upon conversion, exercise, exchange or settlement;
•any securities exchange or market listing arrangements; and
•important U.S. federal income tax considerations, if any.
This prospectus may not be used to consummate a sale of our securities by us unless accompanied by an applicable prospectus supplement. The applicable prospectus supplement may add, update or change information contained in this prospectus or in documents incorporated by reference in this prospectus. You should read the applicable prospectus supplement related to any specific offerings of securities.

We may sell the securities directly to or through underwriters, dealers or agents. We and our underwriters, dealers or agents reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement (i) the names of the underwriters or agents and applicable fees, discounts and commissions to be paid to them; (ii) details regarding over-allotment options, if any; and (iii) net proceeds to us.

The following descriptions are not complete and may not contain all the information you should consider before investing in any securities we may offer hereunder; they are summarized from, and qualified by reference to, our certificate of incorporation, amended and restated bylaws and the other documents referred to in the descriptions, all of which are or will be publicly filed with the SEC, as applicable. See the section of this prospectus titled “Where You Can Find Additional Information.”

DESCRIPTION OF CAPITAL STOCK
General
The following description of our capital stock is intended as a summary only and therefore is not a complete description of our capital stock. This summary is based on, and is qualified in its entirety by reference to, our charter and bylaws, in each case, as amended and supplemented, which are filed as exhibits to the registration statement of which this prospectus forms a part, and to the applicable provisions of the Delaware General Corporation Law, or DGCL.
Our authorized capital stock consists of 650,000,000 shares of capital stock, $0.001 par value per share, of which:
•600,000,000 shares are designated as Common Stock; and
•50,000,000 shares are designated as preferred stock.
As of December 27, 2023, there were 78,442,653 shares of our Common Stock outstanding, held by 45 stockholders of record, and no shares of our preferred stock outstanding.
Common Stock
Dividend Rights
Subject to preferences that may apply to any shares of preferred stock outstanding at the time, and any contractual limitations, such as our credit agreements, the holders of our Common Stock are entitled to receive dividends out of funds then legally available, if any, if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine.
Voting Rights
The holders of our Common Stock are entitled to one vote per share for each share held of record by such holder on the applicable record date on all matters properly submitted to a vote of our stockholders. Our Common Stock will vote as a single class on all matters relating to the election and removal of directors on our board of directors and as provided by law. Our stockholders do not have the ability to cumulate votes for the election of directors. Except in respect of matters relating to the election of directors, or as otherwise provided in our charter or required by law, all matters to be voted on by our stockholders must be approved by a majority of the shares present in person or by proxy at the meeting and entitled to vote on the subject matter. In the case of the election of directors, director candidates must be approved by a plurality of the shares present in person or by proxy at the meeting and entitled to vote on the election of directors.
No Preemptive or Similar Rights
Our Common Stock is not entitled to preemptive rights and is not subject to conversion, redemption or sinking fund provisions.
Right to Receive Liquidation Distributions
If we become subject to a liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our Common Stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights and payment of liquidation preferences, if any, on any outstanding shares of preferred stock.
Fully Paid and Non-Assessable
All of the outstanding shares of our Common Stock are fully paid and non-assessable.  When we issue shares of Common Stock under this prospectus, the shares will be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.
Listing
Our Common Stock is listed on the NYSE under the symbol “MLNK.”
Transfer Agent and Registrar
The transfer agent and registrar for our Common Stock is Computershare Trust Company, N.A.
Preferred Stock
As of the date of this prospectus, there are no shares of our preferred stock outstanding. Pursuant to our charter, our board of directors has the authority, without further action by the stockholders, to issue from time to time shares of preferred stock in one or more series. Our board of directors may designate the rights, preferences, privileges and restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, redemption rights, liquidation preference, sinking fund terms, and the number of shares constituting any series or the designation of any series. The issuance of preferred stock could have the effect of restricting dividends on our Common Stock, diluting the voting power of our Common Stock, impairing the liquidation rights of our Common Stock, or delaying, deterring or preventing a change in control. Such issuance could have the effect of decreasing the market price of our Common Stock. Any preferred stock so issued may rank senior to our Common Stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up, or both. As of the date of this prospectus, we do not have any plans to issue any shares of preferred stock. When we issue shares of preferred stock, the shares will be fully paid and non-assessable.
Anti-Takeover Provisions in Our Charter and Bylaws
Certain provisions of our charter and bylaws may have the effect of delaying, deferring or discouraging another person from attempting to acquire control of us. These provisions, which are summarized below, may discourage takeovers, coercive or otherwise. These provisions are also geared, in part, towards encouraging persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.
Board Size; Board of Directors Vacancies; Directors Removed Only for Cause
Our charter and bylaws allow Thoma Bravo to set the size of our board of directors and fill any vacancy on our board of directors, including newly created seats, for so long as Thoma Bravo beneficially owns at least 30% of the outstanding shares of our Common Stock. Upon Thoma Bravo ceasing to own at least 30% of the outstanding shares of our Common Stock, only our board of directors will be allowed to fill vacant directorships. In addition, (i) prior to the first date on which Thoma Bravo ceases to beneficially own at least 30% of the voting power of our then outstanding capital stock entitled to vote generally in the election of directors, our directors may be removed with or without cause upon the affirmative vote of Thoma Bravo and (ii) on and after such date on which Thoma Bravo ceases to beneficially own at least 30% of the voting power of our then outstanding capital stock entitled to vote generally in the election of directors, directors may only be removed for cause and only upon the affirmative vote of at least 66 2/3% of our outstanding voting capital stock, at a meeting of our stockholders called for that purpose. In the event Thoma Bravo ceases to beneficially own at least 30% of the voting power of our then outstanding capital stock entitled to vote generally in the election of directors, directors previously nominated by Thoma Bravo would be entitled to serve the remainder of their respective terms, unless they are otherwise removed for cause in accordance with the terms of our charter. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of our company. In addition, following the date on which Thoma Bravo ceases to beneficially own at least 30% of the outstanding shares of our Common Stock, the number of directors constituting our board of directors will be permitted to be set only by a resolution adopted by a majority vote of our entire board of directors. These provisions would prevent a stockholder from increasing the size of our board of directors and then gaining control of our board of directors by filling the resulting vacancies with its own nominees. This will make it more difficult to change the composition of our board of directors and will promote continuity of management.
Classified Board
Our charter and bylaws provide that our board of directors is classified into three classes of directors, with each class serving three-year staggered terms. A third party may be discouraged from making a tender offer or otherwise attempting to obtain control of us as it is more difficult and time-consuming for stockholders to replace a majority of the directors on a classified board of directors.
Stockholder Action; Special Meeting of Stockholders
Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless our charter provides otherwise. Our charter provides that, after Thoma Bravo ceases to beneficially own a majority of the outstanding shares of our Common Stock, which occurred in June 2023, our stockholders may no longer take action by written consent but may only take action at annual or special meetings of our stockholders. As a result, a holder controlling a majority of our capital stock would not be able to amend our bylaws or remove directors without holding a meeting of our stockholders called in accordance with our bylaws. Our charter also provides that special meetings of the stockholders may be called only upon a resolution approved by a majority of the total number of directors that we would have if there were no vacancies, the chairman of our board of directors, the Chief Executive Officer or the President. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock (which Thoma Bravo has once again regained since first losing such control in June 2023) to take any action, including the removal of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations
Our bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our bylaws specify certain requirements regarding the form and content of a stockholder’s notice. Our bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. Our bylaws also provide that nominations of persons for election to our board of directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the notice of meeting (i) by or at the direction of our board of directors or (ii) provided that our board of directors has determined that directors shall be elected at such meeting, by any stockholder who (a) is a stockholder of record both at the time the notice is delivered and on the record date for the determination of stockholders entitled to vote at the special meeting, (b) is entitled to vote at the meeting and upon such election and (c) complies with the notice procedures set forth in our bylaws. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company. These provisions will not apply to nominations of candidates for elections as directors by Thoma Bravo.
No Cumulative Voting
The DGCL provides that stockholders are not entitled to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our charter does not provide for cumulative voting.
Amendment of Charter Provisions and Bylaws
Our bylaws may be amended, altered or repealed by either (i) a vote of a majority of the total number of directors then in office or (ii) in addition to any other vote otherwise required by law, the affirmative vote of the holders of at least 75% of the voting power of our then outstanding capital stock entitled to vote on such amendment or repeal, voting together as a single class, provided, however, that if the board of directors recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of the majority of the outstanding shares of capital stock entitled to vote on such amendment or repeal, voting together as a single class.
Whenever any vote of the holders of capital stock is required to amend or repeal any provision of our charter, and in addition to any other vote of holders of capital stock that is required by the charter or by law, such amendment or repeal shall require the affirmative vote of the majority of the outstanding shares of capital stock entitled to vote on such amendment or repeal and the affirmative vote of the majority of the outstanding shares of each class entitled to vote thereon as a class at a duly constituted meeting of stockholders called expressly for such purpose. Our charter further provides that the provisions of our charter relating to the size and composition of our board of directors, limitation on liabilities of directors, stockholder action by written consent, the ability of stockholders to call special meetings, business combinations with interested persons, amendment of our bylaws or charter and the Court of Chancery of the State of Delaware as the exclusive forum for certain disputes, may only be amended, altered, changed or repealed by the affirmative vote of the holders of at least 66 2/3% of the voting power of all of our outstanding shares of capital stock entitled to vote on such amendment or repeal, voting together as a single class, and the affirmative vote of at least 66 2/3% of the outstanding shares of each class entitled to vote thereon, as a class. Our charter also provides that the provision of our charter that deals with corporate opportunity may only be amended, altered or repealed by a vote of 80% of the voting power of our then outstanding shares of Common Stock, voting together as a single class, in addition to any other vote otherwise required by law. See “—Corporate Opportunity.
Issuance of Undesignated Preferred Stock
Our board of directors has the authority, without further action by our stockholders, to designate and issue shares of preferred stock with rights and preferences, including super voting, special approval, dividend or other rights or preferences on a discriminatory basis. The existence of authorized but unissued shares of undesignated preferred stock would enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or other means.
Business Combinations with Interested Stockholders
We have elected in our charter not to be subject to Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with an interested stockholder (i.e., a person or group owning 15% or more of the corporation’s voting capital stock) for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Accordingly, we are not subject to any anti-takeover effects of Section 203 of the DGCL. However, our charter contains provisions that have the same effect as Section 203, except that they provide that sales of Common Stock to or by Thoma Bravo will be deemed to have been approved by our board of directors, and thereby not subject to the restrictions set forth in our charter that have the same effect as Section 203 of the DGCL.

Corporate Opportunity
Certain individuals affiliated with Thoma Bravo or the Thoma Bravo Funds, including Mr. Rohde, a senior partner of Thoma Bravo, and Mr. Cowan, a vice president at Thoma Bravo, currently serve, and have in the past and may in the future serve, on our board of directors. Thoma Bravo beneficially owns a majority of our outstanding shares of Common Stock as of the date of the prospectus. Thoma Bravo may beneficially hold equity interests in entities that directly or indirectly compete with us, and companies in which it currently invests may begin competing with us. As a result of these relationships, when conflicts between the interests of Thoma Bravo, on the one hand, and of other stockholders, on the other hand, arise, these directors may not be disinterested. Although our directors and officers have a duty of loyalty to us under the DGCL and our charter, transactions that we enter into in which a director or officer has a conflict of interest are generally permissible so long as (i) the material facts relating to the director’s or officer’s relationship or interest as to the transaction are disclosed to our board of directors and a majority of our disinterested directors approved the transactions, (ii) the material facts relating to the director’s or officer’s relationship or interest are disclosed to our stockholders and a majority of our disinterested stockholders approve the transaction or (iii) the transaction is otherwise fair to us.
Our charter provides that no officer or director of our company who is also a principal, officer, director, member, manager, partner, employee and/or independent contractor of Thoma Bravo will be liable to us or our stockholders for breach of any fiduciary duty by reason of the fact that any such individual pursues or acquires a corporate opportunity for its own account or the account of an affiliate, as applicable, instead of us, directs a corporate opportunity to Thoma Bravo instead of us or does not communicate information regarding a corporate opportunity to us. Our charter also provides that any principal, officer, director, member, manager, partner, employee and/or independent contractor of Thoma Bravo or any entity that controls, is controlled by or under common control with Thoma Bravo or any investment funds advised by Thoma Bravo will not be required to offer any transaction opportunity of which they become aware to us and could take any such opportunity for themselves or offer it to other companies in which they have an investment. The provisions described in this paragraph will apply for so long as Thoma Bravo holds any of our securities.
This provision of our charter may not be modified without the affirmative vote of the holders of at least 80% of the voting power of all of our outstanding shares of Common Stock.
Choice of Forum
Our bylaws provide that the Court of Chancery of the State of Delaware is the sole and exclusive forum for state law claims for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a breach of fiduciary duty by one or more of our directors, officers or employees, (iii) any action asserting a claim against us arising pursuant to the Delaware General Corporation Law or (iv) any action asserting a claim against us that is governed by the internal affairs doctrine. Additionally, the forum selection clause in our bylaws may limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us. The Court of Chancery of the State of Delaware may also reach different judgments or results than would other courts, including courts where a stockholder considering an action may be located or would otherwise choose to bring the action, and such judgments may be more or less favorable to us than our stockholders. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum provisions in our bylaws. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation and bylaws has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable. Our bylaws further provide that the federal district courts of the United States of America are the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. This provision would not apply to any action brought to enforce a duty or liability created by the Exchange Act and the rules and regulations thereunder. Our stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder as a result of our exclusive forum provisions.

DESCRIPTION OF WARRANTS
The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, which includes this prospectus.
General
We may issue warrants for the purchase of our debt securities, preferred stock or Common Stock, or any combination thereof. Warrants may be issued independently or together with our debt securities, preferred stock or Common Stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.
This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series. We will describe in the applicable prospectus supplement the terms of the series of warrants, including:
•the offering price and aggregate number of warrants offered;
•the currency for which the warrants may be purchased;
•if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•if applicable, the date on and after which the warrants and the related securities will be separately transferable;
•in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;
•in the case of warrants to purchase Common Stock or preferred stock, the number of shares of Common Stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;
•the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;
•the terms of any rights to redeem or call the warrants;
•any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•the periods during which, and places at which, the warrants are exercisable;
•the manner of exercise;
•the dates on which the right to exercise the warrants will commence and expire;
•the manner in which the warrant agreement and warrants may be modified;
•federal income tax consequences of holding or exercising the warrants;
•the terms of the securities issuable upon exercise of the warrants; and
•any other specific terms, preferences, rights or limitations of or restrictions on the warrants.
Prior to the exercise of their warrants, holders of warrants will not be entitled:
•in the case of warrants to purchase Common Stock or preferred stock:
oto vote, consent or receive dividends as a stockholder; or

oto receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter;
•in the case of warrants to purchase debt securities, to payment of principal or any premium, if any, or interest on the debt securities purchasable upon exercise; or
•to exercise any rights as stockholders or holders of debt securities of the Company.

DESCRIPTION OF DEBT SECURITIES
This section describes the general terms and provisions of our debt securities that we may issue from time to time. We may offer debt securities which may be senior or subordinated. We refer to senior debt securities and subordinated debt securities collectively as debt securities. Each series of debt securities may have different terms. The following description summarizes the general terms and provisions of the debt securities. We will describe the specific terms of the debt securities and the extent, if any, to which the general provisions summarized below apply to any series of debt securities in the prospectus supplement relating to the series and any applicable free writing prospectus that we authorize to be delivered.
We may issue senior debt securities from time to time, in one or more series under a senior indenture to be entered into between us and a senior trustee to be named in a prospectus supplement, which we refer to as the senior trustee. We may issue subordinated debt securities from time to time, in one or more series, under a subordinated indenture to be entered into between us and a subordinated trustee to be named in a prospectus supplement, which we refer to as the subordinated trustee. The forms of senior indenture and subordinated indenture are filed as exhibits to the registration statement of which this prospectus forms a part. Together, the senior indenture and the subordinated indenture are referred to as the indentures and, together, the senior trustee and the subordinated trustee are referred to as the trustees. This prospectus briefly outlines some of the provisions of the indentures. The following summary of the material provisions of the indentures is qualified in its entirety by the provisions of the indentures, including definitions of certain terms used in the indentures. Wherever we refer to particular sections or defined terms of the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indentures that are filed as exhibits to the registration statement of which this prospectus forms a part for additional information. As used in this prospectus, the term “debt securities” includes the debt securities being offered by this prospectus and all other debt securities issued by us under the indentures.
General
The indentures:
•do not limit the amount of debt securities that we may issue;
•allow us to issue debt securities in one or more series;
•do not require us to issue all of the debt securities of a series at the same time; and
•allow us to reopen a series to issue additional debt securities without the consent of the holders of the debt securities of such series.
Unless otherwise provided in the applicable prospectus supplement, the senior debt securities will be unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness, as described under “Subordination” and in the applicable prospectus supplement.
Each indenture provides that we may, but need not, designate more than one trustee under an indenture. Any trustee under an indenture may resign or be removed and a successor trustee may be appointed to act with respect to the series of debt securities administered by the resigning or removed trustee. If two or more persons are acting as trustee with respect to different series of debt securities, each trustee shall be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee. Except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by each trustee may be taken by each trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the applicable indenture.
The prospectus supplement for each offering will provide the following terms, where applicable:
•the title of the debt securities and whether they are senior or subordinated;
•any limit upon the aggregate principal amount of the debt securities of that series;
•the date or dates on which the principal of the debt securities of the series is payable;
•the price at which the debt securities will be issued, expressed as a percentage of the principal and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof or, if applicable, the portion of the principal amount of such debt securities that is convertible into another security of ours or the method by which any such portion shall be determined;
•the rate or rates at which the debt securities of the series shall bear interest or the manner of calculation of such rate or rates, if any;

•the date or dates from which interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates, the place(s) of payment, and the record date for the determination of holders to whom interest is payable on any such interest payment dates or the manner of determination of such record dates;
•the right, if any, to extend the interest payment periods and the duration of such extension;
•the period or periods within which, the price or prices at which and the terms and conditions upon which debt securities of the series may be redeemed, converted or exchanged, in whole or in part;
•our obligation, if any, to redeem or purchase debt securities of the series pursuant to any sinking fund, mandatory redemption, or analogous provisions (including payments made in cash in satisfaction of future sinking fund obligations) or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, debt securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;
•the form of the debt securities of the series including the form of the Certificate of Authentication for such series;
•if other than minimum denominations of one thousand U.S. dollars ($1,000) or any integral multiple of $1,000 thereof, the denominations in which the debt securities of the series shall be issuable;
•whether the debt securities of the series shall be issued in whole or in part in the form of a global debt security or global debt securities; the terms and conditions, if any, upon which such global debt security or global debt securities may be exchanged in whole or in part for other individual debt securities; and the depositary for such global debt security or global debt securities;
•whether the debt securities will be convertible into or exchangeable for Common Stock or other securities of ours or any other Person and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, and the applicable conversion or exchange period;
•any additional or alternative events of default to those set forth in the indenture;
•any additional or alternative covenants to those set forth in the indenture;
•the currency or currencies including composite currencies, in which payment of the principal of (and premium, if any) and interest, if any, on such debt securities shall be payable (if other than the currency of the United States of America), which unless otherwise specified shall be the currency of the United States of America as at the time of payment is legal tender for payment of public or private debts;
•if the principal of (and premium, if any), or interest, if any, on such debt securities is to be payable, at our election or at the election of any holder thereof, in a coin or currency other than that in which such debt securities are stated to be payable, then the period or periods within which, and the terms and conditions upon which, such election may be made;
•whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;
•the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;
•additional or alternative provisions, if any, related to defeasance and discharge of the offered debt securities than those set forth in the indenture;
•the applicability of any guarantees;
•any restrictions on transfer, sale or assignment of the debt securities of the series; and
•any other terms of the debt securities (which may supplement, modify or delete any provision of the indenture insofar as it applies to such series).

We may issue debt securities that provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity of the debt securities. We refer to any such debt securities throughout this prospectus as “original issue discount securities.”
We will provide you with more information in the applicable prospectus supplement regarding any deletions, modifications, or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.
Payment
Unless otherwise provided in the applicable prospectus supplement, the principal of, and any premium or make-whole amount, and interest on, any series of the debt securities will be payable by mailing a check to the address of the person entitled to it as it appears in the applicable register for the debt securities or by wire transfer of funds to that person at an account maintained within the United States.
All monies that we pay to a paying agent or a trustee for the payment of the principal of, and any premium, or interest on, any debt security will be repaid to us if unclaimed at the end of two years after the obligation underlying payment becomes due and payable. After funds have been returned to us, the holder of the debt security may look only to us for payment, without payment of interest for the period which we hold the funds.
Merger, Consolidation or Sale of Assets
The indentures provide that we may, without the consent of the holders of any outstanding debt securities, (i) consolidate with, (ii) sell, lease or convey all or substantially all of our assets to, or (iii) merge with or into, any other entity provided that:
•either we are the continuing entity, or the successor entity, if other than us, assumes the obligations (a) to pay the principal of, and any premium, and interest on, all of the debt securities and (b) to duly perform and observe all of the covenants and conditions contained in the applicable indenture; and in the event the debt securities are convertible into or exchangeable for Common Stock or other securities of ours, such successor entity will, by such supplemental indenture, make provision so that the holders of debt securities of that series shall thereafter be entitled to receive upon conversion or exchange of such debt securities the number of securities or property to which a holder of the number of Common Stock or other securities of ours deliverable upon conversion or exchange of those debt securities would have been entitled had such conversion or exchange occurred immediately prior to such consolidation, merger, sale, conveyance, transfer or other disposition; and
•an officers’ certificate and legal opinion covering such conditions are delivered to each applicable trustee.
Unless the applicable prospectus supplement states otherwise, when we refer to “events of default” as defined in the indentures with respect to any series of debt securities, we mean:
•default in the payment of any installment of interest on any debt security of such series continuing for 90 days unless such date has been extended or deferred;
•default in the payment of principal of, or any premium on, any debt security of such series when due and payable unless such date has been extended or deferred;
•default in the performance or breach of any covenant or warranty in the debt securities or in the indenture by us continuing for 90 days after written notice described below;
•bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us; and
•any other event of default provided with respect to a particular series of debt securities.
If an event of default (other than an event of default described in the fourth bullet point above) occurs and is continuing with respect to debt securities of any series outstanding, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the principal amount of, and accrued interest on, all the debt securities of that series to be due and payable. If an event of default described in the fourth bullet point above occurs, the principal amount of, and accrued interest on, all the debt securities of that series will automatically become and will be immediately due and payable without any declaration or other act on the part of the trustee or the holders of the debt securities. However, at any time after such a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of at least a majority in principal amount of outstanding debt securities of such series or of all debt securities then outstanding under the applicable indenture may rescind and annul such declaration and its consequences if:
•we have deposited with the applicable trustee all required payments of the principal, any premium, interest and, to the extent permitted by law, interest on overdue installment of interest, plus applicable fees, expenses, disbursements and advances of the applicable trustee; and

•all events of default, other than the non-payment of accelerated principal, or a specified portion thereof, and any premium, have been cured or waived.
•The indentures provide that holders of debt securities of any series may not institute any proceedings, judicial or otherwise, with respect to such indenture or for any remedy under the indenture, unless the trustee fails to act for a period of 90 days after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of 25% or more in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to the trustee. However, this provision will not prevent any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and any premium, and interest on, such debt securities at the respective due dates thereof.
•The indentures provide that, subject to provisions in each indenture relating to its duties in the case of a default, a trustee has no obligation to exercise any of its rights or powers at the request or direction of any holders of any series of debt securities then outstanding under the indenture, unless the holders have offered to the trustee reasonable security or indemnity. The holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under an indenture shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon such trustee. However, a trustee may refuse to follow any direction which:
•is in conflict with any law or the applicable indenture;
•may involve the trustee in personal liability; or
•may be unduly prejudicial to the holders of debt securities of the series not joining the proceeding.
Within 120 days after the close of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of our several specified officers, stating whether or not that officer has knowledge of any default under the applicable indenture. If the officer has knowledge of any default, the notice must specify the nature and status of the default.
Modification of the Indentures
Subject to certain exceptions, the indentures may be amended with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of all series affected by such amendment (including consents obtained in connection with a tender offer or exchange for the debt securities of such series).We and the applicable trustee may make modifications and amendments of an indenture without the consent of any holder of debt securities for any of the following purposes:
•to cure any ambiguity, defect, or inconsistency in the applicable indenture or in the Securities of any series;
•to comply with the covenant described above under “Merger, Consolidation or Sale of Assets”;
•to provide for uncertificated debt securities in addition to or in place of certificated debt securities;
•to add events of default for the benefit of the holders of all or any series of debt securities;
•to add the covenants, restrictions, conditions or provisions relating to us for the benefit of the holders of all or any series of debt securities (and if such covenants, restrictions, conditions or provisions are to be for the benefit of less than all series of debt securities, stating that such covenants, restrictions, conditions or provisions are expressly being included solely for the benefit of such series), to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any right or power in the applicable indenture conferred upon us;
•to add to, delete from, or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication, and delivery of debt securities, as set forth in the applicable indenture;
•to make any change that does not adversely affect the rights of any holder of notes under the applicable indenture in any material respect;
•to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided in the applicable indenture, to establish the form of any certifications required to be furnished pursuant to the terms of the applicable indenture or any series of debt securities under the applicable indenture, or to add to the rights of the holders of any series of debt securities;
•to evidence and provide for the acceptance of appointment under the applicable indenture by a successor trustee or to appoint a separate trustee with respect to any series;

•to comply with any requirements of the SEC or any successor in connection with the qualification of the indenture under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act; or
•to conform the applicable indenture to this “Description of Debt Securities” or any other similarly titled section in any prospectus supplement or other offering document relating to a series of debt securities.
Subordination
Payment by us of the principal of, premium, if any, and interest on any series of subordinated debt securities issued under the subordinated indenture will be subordinated to the extent set forth in an indenture supplemental to the subordinated indenture relating to such series.
Discharge, Defeasance and Covenant Defeasance
Unless otherwise provided in the applicable prospectus supplement, the indentures allow us to discharge our obligations to holders of any series of debt securities issued under any indenture when:
•either (i) all securities of such series have already been delivered to the applicable trustee for cancellation; or (ii) all securities of such series have not already been delivered to the applicable trustee for cancellation but (a) have become due and payable, (b) will become due and payable within one year, or (c) if redeemable at our option, are to be redeemed within one year, and we have irrevocably deposited with the applicable trustee, in trust, funds in such currency or currencies, or governmental obligations in an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal and any premium, and interest to the date of such deposit if such debt securities have become due and payable or, if they have not, to the stated maturity or redemption date;
•we have paid or caused to be paid all other sums payable.
Unless otherwise provided in the applicable prospectus supplement, the indentures provide that, upon our irrevocable deposit with the applicable trustee, in trust, of an amount, in such currency or currencies in which such debt securities are payable at stated maturity, or government obligations, or both, applicable to such debt securities, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, and any premium or make-whole amount, and interest on, such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor, the issuing company shall be released from its obligations with respect to such debt securities under the applicable indenture or, if provided in the applicable prospectus supplement, its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute an event of default with respect to such debt securities.
The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.
Conversion Rights
The terms and conditions, if any, upon which the debt securities are convertible into Common Stock or other securities of ours will be set forth in the applicable prospectus supplement. The terms will include whether the debt securities are convertible into shares of Common Stock or other securities of ours, the conversion price, or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at the issuing company’s option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the debt securities and any restrictions on conversion.
Governing Law
The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF UNITS
We may issue units comprised of one or more of the other classes of securities described in this prospectus in any combination. We may issue units in such amounts and in as many distinct series as we wish. This section outlines certain provisions of the units that we may issue. If we issue units, they will be issued under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. The information described in this section may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units offered will be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below. We urge you to read any prospectus supplement related to any series of units we may offer, as well as the complete unit agreement and unit certificate that contain the terms of the units. If we issue units, forms of unit agreements and unit certificates relating to such units will be incorporated by reference as exhibits to the registration statement, which includes this prospectus.
Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The units may be issued under unit agreements to be entered into between us and a unit agent, as detailed in the prospectus supplement relating to the units being offered. The prospectus supplement will describe:
•the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;
•a description of the terms of any unit agreement governing the units;
•a description of the provisions for the payment, settlement, transfer or exchange of the units;
•a discussion of material federal income tax considerations, if applicable; and
•whether the units if issued as a separate security will be issued in fully registered or global form.
The descriptions of the units in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define your rights as holders of the units. For more information, please review the forms of the relevant agreements, which will be filed with the SEC promptly after the offering of units and will be available as described in the section titled “Where You Can Find Additional Information.”

SELLING STOCKHOLDERS
This prospectus relates, in part, to the potential resale from time to time of up to 57,252,193 shares of our Common Stock by the stockholders identified in the table below, whom we refer to in this prospectus as the “selling stockholders” and their respective transferees, pledgees, donees, assignees or other successors (each also a selling stockholder for purposes of this prospectus). The selling stockholders identified below may currently hold or acquire at any time shares of our Common Stock in addition to those registered hereby.
On May 31, 2018, the Company entered into the registration rights agreement with the Thoma Bravo Funds and certain other holders of our capital stock, or the Registration Rights Agreement. In addition to any securities that may be offered by the Company from time to time as described elsewhere in this prospectus, we are registering an aggregate of 57,252,193 shares of our Common Stock for sale by the selling stockholders named below pursuant to the Registration Rights Agreement. Pursuant to Rule 416 under the Securities Act, the prospectus also covers any additional shares of our Common Stock that may become issuable in connection with shares of Common Stock by reason of a stock dividend, stock split or other similar transaction effected without our receiving any cash or other value, which results in an increase in the number of shares of our Common Stock outstanding.
The selling stockholders and any brokers, dealers or agents that participate in the distribution of shares of Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of shares sold by them may be deemed to be underwriting discounts and commissions.
The following table sets forth, as of the date of this prospectus, the names of the selling stockholders, the aggregate number of shares of Common Stock beneficially owned by each of them, the aggregate number of shares of Common Stock that the selling stockholders may offer pursuant to this prospectus and the number of shares of Common Stock beneficially owned by the selling stockholders after the sale of the securities offered hereby. Because the selling stockholders are not obligated to sell the shares of Common Stock, we cannot estimate the amount of shares of Common Stock that the selling stockholders will hold upon consummation of any such sales. For purposes of the following table, we have assumed the sale of all of the shares of Common Stock that may be offered for sale pursuant to this prospectus. The percent of beneficial ownership for the selling stockholders is based on 78,442,653 shares of our Common Stock outstanding as of December 27, 2023.
Unless otherwise indicated, the address of each selling stockholder listed in the table below is c/o MeridianLink, Inc., 3560 Hyland Avenue, Suite 200, Costa Mesa, CA 92626.

	Shares Beneficially Owned as of Date of this Prospectus	Number of Shares that May Be Offered Hereby		Shares Beneficially Owned Following Offering
		Number	Percentage	Number	Percentage
Name of Stockholder
Thoma Bravo Funds (1)	40,463,246	40,463,246	51.6%	—	—
Timothy Nguyen (2)	13,738,892	13,738,892	17.5%	—	—
Entities affiliated with Serent Capital (3)	3,050,055	3,050,055	3.9%	—	—

(1)Based solely on information contained in a Schedule 13G filed by Thoma Bravo UGP, LLC, Thoma Bravo Discover Fund, L.P., or Discover Fund, Thoma Bravo Discover Fund A, L.P., or Discover Fund A, Thoma Bravo Discover Fund II, L.P., or Discover Fund II, Thoma Bravo Discover Fund II-A, L.P., or Discover Fund II-A, and Thoma Bravo Discover Executive Fund II, L.P., or Discover Exec Fund II, with the SEC on February 4, 2022. Consists of 16,790,225 shares held directly by Discover Fund, 3,441,398 shares held directly by Discover Fund A, 13,986,203 shares held directly by Discover Fund II, 5,936,909 shares held directly by Discover Fund II-A, and 308,511 shares held directly by Discover Exec Fund II. Thoma Bravo Discover Partners, L.P., or Discover Partners, is the general partner of each of Discover Fund and Discover Fund A. Thoma Bravo Discover Partners II, L.P., or Discover Partners II, is the general partner of each of Discover Fund II, Discover Fund II-A, and Discover Exec Fund II. Thoma Bravo UGP, LLC is the ultimate general partner of each of Discover Partners and Discover Partners II. By virtue of the relationships described in this footnote, Thoma Bravo UGP, LLC may be deemed to exercise voting and dispositive power with respect to the shares held directly by Discover Fund, Discover Fund A, Discover Fund II, Discover Fund II-A, and Discover Exec Fund II. Thoma Bravo Discover UGP, LLC disclaims beneficial ownership of the shares owned by Discover Fund, Discover Fund A, Discover Fund II, Discover Fund II-A, and Discover Exec Fund II except to the extent of its pecuniary interest therein, if any. The principal business address of the entities identified herein is c/o Thoma Bravo, L.P., 110 N. Wacker Drive, 32nd Floor, Chicago, Illinois 60606.
(2)Includes (i) 11,067,120 shares of common stock held by SCML, LLC and (ii) 2,671,772 shares of common stock held by KCD30, LLC. Apichat Treerojporn, as sole manager of SCML, LLC, has sole voting and dispositive power over the shares held by the entity. Mr. Nguyen, as the sole manager of KCD30, LLC, has sole voting and dispositive power over the shares held by the entity.
(3)Consists of 72,927 shares held directly by Serent Capital Associates III, L.P., or Serent III-A, and 2,977,128 shares held directly by Serent Capital III, L.P., or Serent III. Serent Capital Partners III, L.P., or Serent III GP, is the general partner of Serent III-A and Serent III. Serent Capital Partners UGP III, LLC, or Serent III UGP, is the general partner of Serent III GP. Kevin Frick, David Kennedy, and Lance Fenton are the Managing Members of Serent III UGP. Accordingly, each of Kevin Frick, David Kennedy, Lance Fenton, Serent III UGP, and Serent III GP may be deemed to share beneficial ownership of the shares held by Serent III-A and Serent III. Each of Kevin Frick, David Kennedy, Lance Fenton, Serent III UGP, and Serent III GP disclaims beneficial ownership of the shares held by Serent III-A and Serent III except to the extent of their pecuniary interest therein, if any. The principal business address of each of the foregoing entities and persons is 44 Montgomery St, Suite 3450, San Francisco, California 94104.
On September 8, 2023, pursuant to our stock repurchase program approved in May 2022, we repurchased 1,525,027 shares of Common Stock held by entities affiliated with Serent III UGP, a beneficial owner of more than 5% of our capital stock at the time of the transaction, at a price per share of $16.43 for an aggregate purchase price of approximately $25 million, or the Serent Repurchase. The repurchase price per share represented a 5% discount on the Company’s 7-day moving average price as of September 7, 2023. Prior to the Serent Repurchase, Serent III UGP was a beneficial owner of more than 5% of our capital stock.

The foregoing table is prepared based on information supplied to us by or on behalf of the selling stockholders and is as of the date hereof. Information concerning the selling stockholders may change from time to time and any changed information will be set forth in supplements to this prospectus, if and when necessary. The selling stockholders may have sold, transferred or otherwise disposed of some or all of the shares of our Common Stock listed above in exempt or registered transactions since the date of this registration statement and may in the future sell, transfer or otherwise dispose of some or all of such shares in private placement transactions exempt from, or not subject to the registration requirements of, the Securities Act. No offer or sale under this prospectus may be made by a selling stockholder unless such stockholder is listed in the table above, in any supplement to this prospectus or in an amendment to the related registration statement that has become effective. We will supplement or amend this prospectus if applicable to include additional selling stockholders upon provision of all required information to us and subject to the terms of any relevant agreement between us and the selling stockholders.

Except for the ownership of the shares of Common Stock or as described above, the selling stockholders have not had any material relationship with us within the past three years, unless otherwise indicated in “Certain Relationships and Related Person Transactions” in our 2023 Proxy Statement, which is incorporated by reference in the registration statement of which this prospectus forms a part, and in the footnotes to the table above. To our knowledge, there are no relationships among the selling stockholders with respect to the shares of our Common Stock being registered hereunder, there are currently no agreements, arrangements or understandings with respect to the sale of any of such shares of our Common Stock, and the selling stockholders do not have existing short positions in our Common Stock.

PLAN OF DISTRIBUTION
The Company
We may sell our securities from time to time in one or more transactions. We may sell securities, in and outside the United States:
•through underwriters;
•through dealers;
•through agents;
•directly to one or more purchasers;
•in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise; or
•through a combination of any of these methods of sale.
In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.
We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.
The distribution of the securities may be effected from time to time in one or more transactions, including:
•at a fixed price, or prices, which may be changed from time to time;
•at market prices prevailing at the time of sale;
•at prices related to such prevailing market prices; or
•at negotiated prices.
Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.
The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:
•the name of the agent or any underwriters;
•the public offering or purchase price and the proceeds we will receive from the sale of the securities;
•any delayed delivery arrangements;
•any discounts and commissions to be allowed or re-allowed or paid to the agent or underwriters;
•all other items constituting underwriting compensation;
•any discounts and commissions to be allowed or re-allowed or paid to dealers;
•any commissions paid to agents; and
•any exchanges on which the securities will be listed.
If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement, sales agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them. In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities with an additional underwriting commission, as may be set forth in any accompanying prospectus supplement. If we grant any such option, the terms of such option will be set forth in the prospectus supplement for such securities.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.
If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.
Agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.
If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:
•the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and
•if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.
Offered securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with their remarketing of offered securities.
Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.
In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.
We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.
The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.
In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement.
The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.
The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.
Each underwriter, dealer and agent participating in the distribution of any of the securities that are issuable in bearer form will agree that it will not offer, sell or deliver, directly or indirectly, securities in bearer form in the United States or to United States persons, other than qualifying financial institutions, during the restricted period, as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7).
The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.
The Selling Stockholders
Shares of Common Stock are being registered to permit the selling stockholders to offer and sell such shares from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale or other disposition of the Common Stock sold by the selling stockholders. We will pay all registration and similar fees and expenses in connection with the registration of the shares of Common Stock covered by this prospectus in connection with our obligation to register the such shares pursuant to the Registration Rights Agreement. All selling expenses incurred by the selling stockholders such as commissions and discounts, if any, attributable to the sale or disposition of such shares will be borne solely by the selling stockholders.
The selling stockholders may act independently of us in making decisions with respect to the timing, manner and size of each of their sales. The selling stockholders and certain of their successors, including certain transferees and assignees, may make sales of the shares of Common Stock included in this prospectus from time to time through one or more methods specified herein or through a combination of any of such methods or any other method permitted pursuant to applicable law. Such offers and sales may be made directly to purchasers, through underwriters, to dealers or through agents, on any stock exchange on which the shares are listed or otherwise at prices and under terms prevailing at the time of the sale, at prices related to the then-current market price, at fixed prices, at varying prices determined at the time of sale, at privately negotiated prices or any other method permitted pursuant to applicable law. Such sales may be effected by a variety of methods, including the following:
•in market transactions or on any national securities exchange or quotation service or over-the-counter market on which the shares may be listed or quoted at the time of sale;
•in transactions other than on such exchanges or services or in the over-the-counter market;
•in privately negotiated transactions;
•through one or more underwriters on a firm commitment or best-efforts basis, including through overnight underwritten offerings or bought deals;
•through the writing or settlement of options or other hedging transactions (including the issuance by the selling stockholders of derivative securities), whether the options or such other derivative securities are listed on an options exchange or otherwise;
•through the settlement of certain short sales entered into after the date of this prospectus;
•purchases by the broker-dealer as principal, and resale by the broker-dealer for its account pursuant to this prospectus;
•a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent, but may resell all or a portion of the block as principal in order to facilitate the transaction;

•in a public auction;
•transactions in which a broker-dealer may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•transactions in which the broker-dealer as agent solicits purchasers and ordinary brokerage transactions by the broker-dealer as agent;
•an offering at other than a fixed price on or through the facilities of any stock exchange on which the shares are then listed or to or through a market maker other than on that stock exchange;
•through any combination of the foregoing methods of sale; or
•through any other method permitted pursuant to applicable law.
The selling stockholders may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions.
A selling stockholder that is an entity may elect to make a pro rata in-kind distribution of shares of our Common Stock to its members, partners or stockholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus. To the extent that such members, partners or stockholders are not affiliates of such selling stockholder, such members, partners or stockholders would thereby receive freely tradeable shares of our Common Stock pursuant to the distribution through a registration statement.
The selling stockholders may enter into hedging transactions with broker-dealers or any other person, in connection with such broker dealer or other person who may in turn engage in short sales of the shares of Common Stock in the course of hedging the positions they assume. The selling stockholders also may sell shares short and deliver shares covered by this prospectus to close out the short positions or loan, pledge, or grant a security interest in, some or all the shares owned by them to broker-dealers that in turn may sell such shares.
The selling stockholders may also directly make offers to sell some or all of the shares of Common Stock offered by them pursuant to this prospectus to, or solicit offers to purchase such shares from, purchasers from time to time.
If the selling stockholders use one or more underwriters in the sale, the underwriters will acquire the securities for their own account, and they may resell these securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered and sold to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. In connection with those sales, underwriters may be deemed to have received compensation from the selling stockholders in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the shares for which they may act as agents. Underwriters may resell the shares to or through dealers, and those dealers may receive compensation in the form of one or more discounts, concessions or commissions from the underwriters and commissions from purchasers for which they may act as agents.
From time to time, the selling stockholders may sell the shares of Common Stock offered by them pursuant to this prospectus to one or more dealers acting as principals. The dealers, which may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell the shares to purchasers.
The selling stockholders may designate broker-dealers as agents from time to time to solicit offers from purchasers to purchase the shares of Common Stock offered by them pursuant to this prospectus, or to sell such shares in ordinary brokerage transactions, on their behalf. Such broker-dealers may be deemed to be “underwriters” as that term is defined in the Securities Act in such offering.
The selling stockholders or their respective underwriters, broker-dealers, or agents may make sales of the shares of Common Stock that are deemed to be an at-the-market offering as defined in Rule 415 of the Securities Act, which includes sales of such shares made directly on or through any stock exchange on which the shares are listed, the existing trading market for the shares, or in the over-the-counter market or otherwise.
From time to time, one or more of the selling stockholders may pledge, hypothecate or grant a security interest in some or all of the shares of Common Stock owned by them. In the event of default, the pledgees, secured parties or persons to whom the shares have been hypothecated will, to the extent registration rights are transferable and are transferred upon foreclosure, be deemed to be selling stockholders under this prospectus. The number of shares offered under this prospectus by a given selling stockholder will decrease as and when such events occur. In addition, a selling stockholder may, from time to time, sell the shares short, and, in those instances, this prospectus may be delivered in connection with the short sales, and the shares offered by them pursuant to this prospectus may be used to cover short sales.
In addition to the transactions described above, the selling stockholders may sell the shares of Common Stock offered by them pursuant to this prospectus in compliance with available exemptions from the registration requirements under the Securities Act, rather than pursuant to this prospectus.

The selling stockholders may decide to sell all or a portion of the securities offered by them pursuant to this prospectus or may decide not to sell any securities under this prospectus. In addition, the selling stockholders may transfer, sell or dispose of the securities by other means not described in this prospectus.
The selling stockholders and any other persons participating in the sale or distribution of shares of Common Stock will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M. Regulation M may limit the timing of purchases and sales of any of the shares by the selling stockholders and any other such persons. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to the shares being distributed for a period of up to five business days before the distribution. This may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities with respect to the shares.
To the extent required, the securities to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters and any applicable commissions or discounts with respect to a particular offering will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
We have agreed to indemnify, in certain circumstances, the selling stockholders against certain liabilities to which they may become subject in connection with the sale of the shares of Common Stock offered by them pursuant to this prospectus, including liabilities arising under the Securities Act. Each of the selling stockholders has agreed to indemnify us in certain circumstances against certain liabilities to which we may become subject in connection with the sale of such shares, including liabilities arising under the Securities Act. We have also agreed that if the indemnification is unavailable to any indemnified party for any reason, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such loss in such proportion as is appropriate to reflect the relative fault of such indemnifying party in connection with the statements or omissions which resulted in such losses (the relative fault being determined by reference to, among other things, which party supplied the information giving rise to the untrue statement or omission and each party’s relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission) and, only if such allocation is not respected at law, would other equitable considerations, such as the relative benefit received by each party from the sale of the securities, be taken into consideration.
We and the selling stockholders may agree to indemnify underwriters, dealers and agents who participate in the distribution of the shares offered by them pursuant to this prospectus against certain liabilities to which they may become subject in connection with the sale of such shares, including liabilities arising under the Securities Act. Pursuant to the Registration Rights Agreement, in connection with an underwritten offering, we are obligated to indemnify such underwriters to the same extent as our indemnification obligations to the selling stockholders.
Certain of the underwriters and their affiliates may engage in transactions with and may perform services for us or our affiliates in the ordinary course of business.
We have agreed to pay the expenses of the registration of the shares of Common Stock offered and sold by the selling stockholders under the registration statement of which this prospectus forms a part, including, but not limited to, all registration and filing fees, fees and expenses of our counsel and accountants, and to reimburse the selling stockholders for any legal fees and expenses reasonably incurred in connection with defending against certain liabilities. The selling stockholders will pay any underwriting discounts and commissions applicable to the shares sold by the selling stockholders.
A prospectus and accompanying prospectus supplement in electronic form may be made available on the websites maintained by the underwriters of a given offering. The underwriters may agree to allocate a number of securities for sale to their online brokerage account holders. Such allocations of securities for internet distributions will be made on the same basis as other allocations. In addition, securities may be sold by the underwriters to securities dealers who resell securities to online brokerage account holders.
To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.

LEGAL MATTERS
The validity of the securities being offered by this prospectus will be passed upon by Goodwin Procter LLP, Redwood City, California.
EXPERTS
The consolidated financial statements of MeridianLink, Inc. as of December 31, 2022 and 2021 and for each of the three years in the period ended December 31, 2022, incorporated by reference in this Prospectus have been so incorporated in reliance on the report of BDO USA, LLP (n/k/a BDO USA, P.C.), an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

MeridianLink, Inc.

PROSPECTUS

                        , 2023

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, in connection with the issuance and distribution of the securities registered hereby. With the exception of the SEC registration fee, all the amounts shown are estimates.

Amount to be Paid
SEC registration fee	$283,201.50
FINRA filing fee	*
NYSE listing fee	*
Accounting fees and expenses	*
Legal fees and expenses	*
Trustee and Transfer Agent fees and expenses	*
Printing fees	*
Miscellaneous	*
Total	$ *

*    These fees and expenses depend on the securities offered and the number of issuances, and accordingly cannot be estimated at this time and will be reflected in the applicable prospectus supplement.
Item 15. Indemnification of Directors and Officers.
We are incorporated under the laws of the State of Delaware. Section 102 of the Delaware General Corporation Law, or the DGCL, permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.
Section 145 of the DGCL provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who were, are or are threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) actually and reasonably incurred.
Our charter and bylaws, provide for the indemnification of its directors and officers to the fullest extent permitted under the DGCL. Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:
•transaction from which the director derives an improper personal benefit;
•act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•unlawful payment of dividends or redemption of shares; or

•breach of a director’s duty of loyalty to the corporation or its stockholders.
Our charter includes such a provision. Expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by us upon delivery to it of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by us.
Section 174 of the DGCL provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.
Our policy is to enter into separate indemnification agreements with each of our directors and officers that provide the maximum indemnity allowed to directors and executive officers by Section 145 of the DGCL and also to provide for certain additional procedural protections. We also maintain directors and officers insurance to insure such persons against certain liabilities arising out of claims based on acts or omissions in such persons’ capacity as a director and/or officer, including liabilities under the Securities Act..
These indemnification provisions and the indemnification agreements entered into between us and our officers and directors may be sufficiently broad to permit indemnification of the registrant’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.
Item 16. Exhibits.

Exhibit Number	Exhibit Title
1.1*	Form of Underwriting Agreement
3.1	Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-40680) filed on September 7, 2021)
3.2	Bylaws of the Registrant (incorporated by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-255680) filed on April 30, 2021)
4.1
Registration Rights Agreement, dated May 31, 2018, by and among the Registrant and certain of its stockholders (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-255680) filed on April 30, 2021)

4.2	Amendment No. 1 to Registration Rights Agreement, dated December 28, 2023, by and among the Registrant and certain of its stockholders
4.3	Specimen Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-255680) filed on April 30, 2021)
4.4*	Certificate of Designation, Preferences and Rights with respect to any preferred stock issued hereunder
4.5	Form of Senior Indenture, to be entered into between the Registrant and the Trustee designated therein
4.6	Form of Subordinated Indenture to be entered into between the Registrant and the Trustee designated therein
4.7*	Form of Senior Note with respect to each particular series of Senior Notes issued hereunder
4.8*	Form of Subordinated Note with respect to each particular series of Subordinated Notes issued hereunder
4.9*	Form of Preferred Stock Certificate
4.10*	Form of Warrant with respect to each Warrant issued hereunder
4.11*	Form of Unit Certificate
5.1	Opinion of Goodwin Procter LLP
23.1	Consent of BDO USA, P.C., Independent Registered Public Accounting Firm
23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (included on the Signature Page to this Registration Statement on Form S-3)
25.1+	Form T-1 Statement of Eligibility of designated trustee under the Senior Indenture
25.2+	Form T-1 Statement of Eligibility of designated trustee under the Subordinated Indenture
107	Filing Fee Table
*    To be filed, if necessary, by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

+    To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, and Rule 5b-3 thereunder, if applicable.
Item 17. Undertakings.
The undersigned registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC, pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    That, for the purpose of determining liability under the Securities Act to any purchaser:
(A)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)    That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Costa Mesa, California, on this 29th day of December, 2023.

MeridianLink, Inc.

By:	/s/ Nicolaas Vlok
Nicolaas Vlok
Chief Executive Officer and Director
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Nicolaas Vlok, Sean Blitchok and Kayla Dailey, and each of them singly, as such person’s true and lawful attorneys in fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place, and stead, in any and all capacities, to sign any and all amendments (including post effective amendments or any abbreviated or subsequent registration statement and any amendments thereto filed pursuant to Rule 462(b) and any supplement to any prospectus included in this registration statement or any such amendment or any abbreviated or subsequent registration statement filed pursuant to Rule 462(b)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys in fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys in fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Nicolaas Vlok	President, Chief Executive Officer and Director (Principal Executive Officer)	December 29, 2023
Nicolaas Vlok

/s/ Sean Blitchok	Chief Financial Officer (Principal Financial and Accounting Officer)	December 29, 2023
Sean Blitchok

/s/ Cody Cowan	Director	December 29, 2023
Cody Cowan

/s/ Edward H. McDermott	Director	December 29, 2023
Edward H. McDermott

/s/ Timothy Nguyen	Director	December 29, 2023
Timothy Nguyen

/s/ Reema Poddar	Director	December 29, 2023
Reema Poddar

/s/ A.J. Rohde	Director	December 29, 2023
A.J. Rohde

/s/ Mark Sachleben	Director	December 29, 2023
Mark Sachleben

/s/ Duston Williams	Director	December 29, 2023
Duston Williams

/s/ Yael Zheng	Director	December 29, 2023
Yael Zheng